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                                                                    EXHIBIT 5(C)
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Complete and Return to:        American General Life Insurance Company ("AGL")
Annuity Administration
    P.O. Box 1401                     PLATINUM INVESTOR VARIABLE ANNUITY
Houston, TX 77251-1401
   (800) 360-4268
    Or Fax to:
   (713) 831-3701                --SPECIAL DOLLAR COST AVERAGING PLANS--
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SECTION I:     ENROLLMENT

 Please transfer entire amount allocated to the Fixed Account in equal monthly amounts over the period indicated below:
 [_]  6 Months -- 6-Month Dollar Cost Avg (DCA) OR
 [_]  12 Months -- 12-Month Dollar Cost Avg (DCA)
 Balances in the 1-Year Guarantee Period that are subject to the Special Dollar Cost Averaging Plan, pursuant to this service form, will earn interest at the
 rate of    %, which represents an increase of    % over the 1-Year Guarantee
 Period interest rate currently offered.
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SECTION II:    INVESTMENT ALLOCATIONS
 Please apply the monthly transfer to the Division(s) as indicated below:
 (Use only whole percentages. Total allocation must equal 100%.)
AIM Variable Insurance Funds, Inc.
   AIM V.I. International Equity (143) _____________________________________%
   AIM V.I. Value (144)                _____________________________________%
American General Series Portfolio Company
   International Equities (145)        _____________________________________%
   MidCap Index (146)                  _____________________________________%
   Money Market (147)                  _____________________________________%
   Stock Index (148)                   _____________________________________%
Dreyfus Socially Responsible Growth Fund, Inc.
   Socially Responsible Growth (149)   _____________________________________%
Dreyfus Variable Investment Fund
   Quality Bond (153)                  _____________________________________%
   Small Cap (155)                     _____________________________________%
MFS Variable Insurance Trust
   MFA Emerging Growth (156)           _____________________________________%
Morgan Stanley Dean Witter Universal Funds, Inc.
   Equity Growth (157)                 _____________________________________%
   High Yield (158)                    _____________________________________%
SAFECO Resource Series Trust
   Equity (159)                        _____________________________________%
   Growth (160)                        _____________________________________%
Templeton Variable Products Series Fund
   Templeton Asset Allocation (161)    _____________________________________%
   Templeton International (162)       _____________________________________%
Van Kampen Life Investment Trust
   Strategic Stock (163)               _____________________________________%
Other _____________________            _____________________________________%
NOTE: All money allocated will be transferred in equal monthly amounts over a 6-month or 12-month period, beginning 30 days after the request date. The final amount transferred will include all of the remaining balance.
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TO INITIATE A SPECIAL DOLLAR COST AVERAGING PLAN:

  For new contracts:

   . Select your initial allocations in Section 6 of the PLATINUM INVESTOR Variable Annuity Application (L9223), allocating the desired percentage to the Fixed Account.


   . In lieu of Section 7 of the Application, complete this service form to begin a Special Dollar Cost Averaging Plan from the Fixed Account.


   .   Submit this service form with your Application.



For existing contracts--Contract # VA ___________________________________:


   . Complete this service form and submit it with an additional purchase payment.


   . The entire additional payment will be applied toward the Fixed Account and transferred into the specified Division(s) as indicated in
       Section II.


   . Additional payments may not be invested into the Special Dollar Cost Averaging Plan while an existing Special Dollar Cost Averaging Plan or any other dollar cost averaging plan is active.
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SECTION III:  SIGNATURES
 Your signature below indicates you have received a PLATINUM INVESTOR VARIABLE ANNUITY Contract and Fund Prospectuses and authorizes your request to begin the Special Dollar Cost Averaging Plan. All transactions will be confirmed. Please review the information on your confirmation statements carefully. All errors or corrections must be reported to American General Life Insurance Company ("AGL") immediately to assure proper crediting. AGL will assume all transactions are accurate unless notified within 30 days.

 You may elect to terminate your Special Dollar Cost Averaging Plan by calling or writing AGL. The termination will become effective prior to the next transfer following such notification. Upon termination, you will no longer receive the increased interest rate. AGL may delay processing any additional transfer or liquidation request if received on the date of a scheduled Special Dollar Cost Averaging Plan transfer. In addition, AGL reserves the right to discontinue, modify, or amend this offer at any time. Any changes made to this offer will not affect Contract Owners currently participating in a Special Dollar Cost Averaging Plan.

  --------------------------------     ----------------------------------------
        SIGNATURE OF OWNER                 SOCIAL SECURITY NUMBER OF OWNER

  --------------------------------     ----------------------------------------
         PRINT OWNER NAME              SIGNATURE OF JOINT OWNER (IF APPLICABLE)

  --------------------------------     ----------------------------------------
  PHONE                       DATE             PRINT LICENSED AGENT NAME

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L 8966-PI 0299                                                        VAGFRMDCAG